UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 5, 2016

CANNASYS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54476	88-0367706
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

1350 17th Street, Suite 150
Denver, Colorado		80202
(Address of principal executive offices)		(Zip code)

Registrant's telephone number, including area code:		Phone: (720) 420-1290

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03—CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth in Item 3.02 is incorporated by reference in this Item 2.03.

ITEM 3.02—UNREGISTERED SALES OF EQUITY SECURITIES

On May 5, 2016, CannaSys, Inc., closed a transaction whereby it issued to Blackbridge Capital, LLC, a Delaware limited liability company, a Convertible Promissory Note that amended and restated an unsecured promissory note in the principal amount of $50,000 (the "Amended Note"). The Amended Note amends and restates an unsecured promissory note of $50,000, dated June 26, 2015, in favor of Jeff Holmes, an individual residing in Zephyr Cove, Nevada (the "Original Note"), which Mr. Holmes assigned to Blackbridge as part of the transaction under an Assignment and Assumption Agreement. As consideration for Mr. Holmes' assignment of the Original Note to Blackbridge, Blackbridge paid Mr. Holmes $48,000, retaining $2,000 for its legal fees. The Amended Note accrues interest at the rate of 1% per annum, is convertible into shares of CannaSys common stock at a conversion price of 50% of the lowest trading price in the 20 trading days before the conversion date, and matures on October 27, 2016. The Amended Note was issued in reliance on the exemption from registration provided in Section 4(a)(2) of the Securities Act of 1933, as amended, for transactions not involving any public offering. Blackbridge is an "accredited investor" as defined in Rule 501(a) of Regulation D and confirmed the foregoing and acknowledged, in writing, that the securities were acquired and will be held for investment. No underwriter participated in the offer and sale of these securities, and no commission or other remuneration was paid or given directly or indirectly in connection therewith.

To induce Blackridge Capital to enter into the above transaction, Jeff Holmes loaned an additional $25,000 to CannaSys under the terms of a Loan Agreement dated April 27, 2016, and CannaSys issued a promissory note in the principal amount of $27,000 and a fully vested warrant for the purchase of 100,000 shares of CannaSys's common stock, at an exercise price of $0.05 per share, to Mr. Holmes. The note earns interest at 1% per annum and matures on October 26, 2016. The warrant was issued in reliance on the exemption from registration provided in Section 4(a)(2) of the Securities Act of 1933, as amended, for transactions not involving any public offering. Mr. Holmes is an "accredited investor" as defined in Rule 501(a) of Regulation D and confirmed the foregoing and acknowledged, in writing, that the securities were acquired and will be held for investment. No underwriter participated in the offer and sale of these securities, and no commission or other remuneration was paid or given directly or indirectly in connection therewith.

ITEM 9.01—FINANCIAL STATEMENTS AND EXHIBITS

The following are filed as exhibits to this report:

Exhibit Number*	Title of Document	Location

Item 10	Material Contracts
10.39	Convertible Promissory Note for $50,000 to Blackbridge Capital, LLC, dated April 27, 2016	Attached
10.40	Assignment and Assumption Agreement between Jeff Holmes and Blackbridge Capital, LLC, dated April 27, 2016	Attached
10.41	Loan Agreement between Jeff Holmes and CannaSys, Inc. dated April 27, 2016, with exhibits	Attached
_______________________________________
*	All exhibits are numbered with the number preceding the decimal indicating the applicable SEC reference number in Item 601 and the number following the decimal indicating the sequence of the particular document. Omitted numbers in the sequence refer to documents previously filed as an exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANNASYS, INC.

Dated: May 11, 2016	By:	/s/ Michael A. Tew
Michael A. Tew, Chief Executive Officer